SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 7, 2000



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   Delaware              1-11840                 36-3871531
(State or Other         (Commission             (IRS Employer
 Jurisdiction of         File Number)            Identification
 Incorporation)                                     Number)


  2775 Sanders Road, Northbrook, Illinois                60062
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (847) 402-5000



                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  OTHER EVENTS

     On January 7, 2000, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits



EXHIBIT NO.                                         DESCRIPTION

   99                                       Registrant's press releases dated
                                            January 7, 2000

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                   THE ALLSTATE CORPORATION




                                                   By s\ EMMA M. KALAIDJIAN
                                                  Name:  Emma M. Kalaidjian
                                                  Title: Assistant Secretary



January 11, 2000

                                INDEX TO EXHIBITS


                                                            Sequential
                                                            Page
NUMBER                     DESCRIPTION                      NUMBER



 99                Registrant's press release dated               5
                   January 7, 2000

                                                                  Exhibit No. 99
The Allstate Corporation
NEWS

                                                        FOR MORE INFORMATION:
                                                        Jim Dudas
                                                        Allstate Media Relations
                                                        847-402-4396


For Immediate Release


                       Allstate Life and Savings Chairman
                       Louis G. Lower Announces Retirement

NORTHBROOK, Ill., January 7, 2000 - Louis G. Lower, II, chairman and chief executive officer of Allstate Life and Savings, has announced he will retire effective February 1.

     For the last nine years, Lower, 54, led the Allstate Life Insurance Company to become one of the fastest growing companies in its industry. Allstate Chairman Edward M. Liddy today praised Lower for his accomplishments inside and outside the company.

     "When Lou took over the company in 1990, he quickly realized the importance of marketing life and investment products through a variety of marketing channels," said Liddy. "He was ahead of his time in terms of giving customers a product they wanted at a price they could afford through a means they preferred.

     "Lou understood that the image of the entire life insurance industry had an impact on how Allstate Life was perceived. He became very active in promoting ethical sales practices, and was chairman of the Board of Directors of the Insurance Marketplace Standards Association.

     "He encouraged employees to further their insurance knowledge through his board positions with the American Council of Life Insurers, the Life Office Management Association, the Life Insurance Marketing and Research Association and the National Association of Variable Annuities."

     Lower began his career with Allstate in 1976 as a senior investment analyst at the home office in Northbrook, IL. He has held a number of positions in the company, including real estate director from 1980 to 1981; assistant vice president of Venture Capital from 1981 to 1982; vice president of Taxable Fixed Income from 1982 to 1985; group vice president of investments from 1985 to 1986; senior vice president, treasurer and chief investment officer from 1986 to 1988, and executive vice president of Allstate Life in 1989.

     Lower also serves on the boards of Evanston Hospital and the Chicago Horticultural Society.

     Lower will not be replaced as Chairman of Allstate Life and Savings. His responsibilities will be assumed by Thomas J. Wilson, President of Allstate Life and Savings. Wilson, who was formerly the Chief Financial Officer of the Allstate Corporation, was appointed to his position as President of Allstate Life and Savings effective January 1, 1999.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 17th largest life insurance business.



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